Exhibit 4.1(a)

                                 April 22, 1999




ObjectSoft Corporation
Continental Plaza III
433 Hackensack Avenue
Hackensack, New Jersey 07601

                  Re:      Amendment to Series E Subscription Agreement
                           --------------------------------------------

Gentlemen:

         Reference is made to that certain 6% Series E Convertible Preferred Stock Subscription Agreement dated as of March 17, 1999, as amended on April 12, 1999 (the "Agreement") by and among ObjectSoft Corporation, a Delaware corporation (the "Company"), Settondown Capital International, Ltd. (the "Placement Agent") and each of the other undersigned parties (the "Investors").

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Letter Agreement hereby agree as follows:

1.       Amendment to Agreement. The Agreement is hereby amended by deleting
         Section 6.10 in its entirety and replacing it with a new Section 6.10, as follows:

                  "Section 6.10. Conversion Limitations. The Company, the
                 Investors and the Placement Agent agree that, unless and until the approval of the Company's stockholders or a waiver from the Nasdaq Stock Market is obtained as hereinafter set forth, the total number of shares of Common Stock issued and issuable upon the conversion of the Preferred Stock issued on the Closing Date pursuant to the Certificate of Designation and/or upon exercise of the Warrants shall not exceed 19.99% of the number of shares of Common Stock outstanding as of the Closing Date. The Company agrees that it shall include a resolution for approval at its annual meeting of stockholders projected to take place in May or June 1999 for the purpose of approving below market price issuances of Common Stock to the Investors equal to or in excess of 20% of the number of shares of Common Stock outstanding as of the Closing

                 Date as required by Section 4310(c)(25)(H)(i) of the Nasdaq Marketplace Rules, or other similar requirement. In the event that the aforementioned proposal is not ratified by the stockholders and the number of shares issued and potentially issuable under the Certificate of Designation and upon exercise of the Warrants exceeds in the aggregate 19.99% of the number of shares of Common Stock outstanding as of the Closing Date, the Company will use its reasonable efforts to obtain a waiver from the Nasdaq Stock Market (or other applicable market or exchange) to permit such issuances."

2. Inconsistencies with Certificate of Designation. Any inconsistencies as between the Agreement, as amended pursuant to this Letter Agreement, on the one hand, and the Certificate of Designation of Series E Convertible Preferred Stock of the Company and the amendment thereto filed with the Secretary of State of the State of Delaware on March 9, 1999 and March 16, 1999, respectively (the "Certificate of Designation"), on the other hand, including without limitation, Section
         6.10 of the Agreement, shall be governed by and resolved in accordance with the terms contained in the Agreement as amended by this Letter Agreement, notwithstanding any such inconsistency, and the parties hereto expressly waive any inconsistent rights under the terms contained in the Certificate of Designation.

3. Remaining Terms of Agreement. All terms and provisions contained in the Agreement and not otherwise amended pursuant to this Letter Agreement shall continue in full force and effect.

4. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings respectively ascribed to such terms in the Agreement.

5. Governing Law. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of choice of laws thereof.

6. Counterparts. This Letter Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.


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         Please acknowledge your agreement and acceptance hereof by countersigning a copy of this Letter Agreement in the appropriate space below and returning a copy to each of the undersigned.

                                Very truly yours,


                                     HEADWATERS CAPITAL



                                     By: /s/ Jonathan Ungar
                                         ----------------------
                                              Name: Jonathan Ungar
                                              Title: General Partner


                                     AUSTOST ANSTALT SCHAAN



                                     By: /s/ Thomas Hackl
                                         ----------------------
                                              Name: Thomas Hackl
                                              Title: Representative

                                     BALMORE FUNDS, S.A.


                                     By: /s/ Illegible
                                         ----------------------
                                              Name:
                                              Title:


                                     HSBC JAMES CAPEL CANADA, INC.



                                     By: /s/ Isser Elishig
                                         ----------------------
                                              Name: Isser Elishig
                                              Title: Senior Vice President

                                     TONGA PARTNERS, L.P.


                                     By: /s/ Carlo Cannell
                                         ----------------------
                                              General Partner

                                     SETTONDOWN CAPITAL
                                     INTERNATIONAL, LTD.



                                     By: /s/ Anthony L.M. Inder Rieden
                                         -------------------------------
                                          Name: Anthony L.M. Inder Rieden
                                          Title: President
AGREED AND ACCEPTED:

OBJECTSOFT CORPORATION



By: /s/ David E.Y. Sarna
   ------------------------
      Name: David E.Y. Sarna
      Title: Chairman

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